Exhibit 10.1

FORM OF
GLOBALSTAR, INC.

DESIGNATED EXECUTIVE AWARD AGREEMENT

Agreement (“Award Agreement”) entered into on August 10, 2007 (the “Effective Date”) by GLOBALSTAR, INC. (“Globalstar”) with             (“Participant”), an employee of Globalstar or of a member of the Globalstar Group.

PREFACE

This Award Agreement sets forth the terms and conditions of certain Awards under the Globalstar, Inc. 2006 Equity Incentive Plan (“Plan”).  The Awards completely supersede and replace a supplemental executive incentive compensation program that Globalstar previously provided to Participant under a “Designated Executive Incentive Compensation Memorandum” effective as of November 1, 2004.  This Award Agreement does not modify or otherwise affect Participant’s terms and conditions of employment.  It does not, expressly or by implication, create a contract for, or any assurance of, a fixed or minimum duration of employment by Participant.  Participant acknowledges and agrees that all agreements and understandings in this Award Agreement are expressly made subject to Globalstar’s at-will employment policy, as well as all other applicable terms and conditions of the Globalstar Personnel Policies and Procedures Manual, and the Plan.

The understandings and agreements in this Award Agreement are personal to Participant and do not attach to, nor will they become an incident of, any Participant’s office.

1.                                      PRINCIPLES

This Award Agreement is predicated on the following principles and the parties intend that it be interpreted to be consistent with them:

A.                                   The financial interests of all stockholders of Globalstar will be enhanced by a financial compensation arrangement that rewards key members of management financially for superior intermediate and long-term team performance that contributes to Globalstar’s success.

B.                                     Equity-based incentive compensation to management should and will result in an alignment of the financial interests of management with the financial interests of stockholders.

C.                                     Awarding equity-based compensation that vests over multiple years in accordance with annually updated performance criteria should and will promote management’s commitment to Globalstar and will be in the best interests of Globalstar and the stockholders.

D.                                    This Award Agreement is intended to be consistent with the Plan.  In the event of an irreconcilable conflict of substance, this Award Agreement should be interpreted to reconcile it with the applicable provision of the Plan.

2.                                      CONSTRUCTION

2.1                               Cross-References.  References to Sections, without further particularization (for example, an express reference to the “Plan”), refer to sections, subsections, or other divisions of this Award Agreement.

2.2                               Definitions.  Capitalized terms used in this Award Agreement but not defined in this Award Agreement have the meanings given to them in the Plan.  In the event of conflict in the definition of a capitalized term between this Award Agreement and the Plan, the definition in this Award Agreement shall prevail; subject, however, to Section 1, Part D.  As used in this Award Agreement, the following terms have these meanings:

(a)                                  Affiliate(s) (of Thermo):  Persons, natural or otherwise, who, directly or indirectly, control, are controlled by, or are under common control with Thermo.

(b)                                 Annual Vesting Dates:  Subject to fulfillment of applicable Vesting Conditions, the first Trading Day of 2008, 2009, 2010, and 2011 that is three business days after Globalstar shall have announced its earnings for the years ended, respectively, on December 31, 2007, 2008, 2009, and 2010.

(c)                                  Award:  A Current Award or a Future Award.

(d)                                 Cause:  Has the meaning provided in Section 2.1(e) of the Plan.

(e)                                  Change of Control:  An event, or series of events, as a result of which any party other than Thermo becomes the beneficial owner, directly or indirectly, of securities of Globalstar representing more than fifty percent (50%) of the combined voting power of Globalstar’s then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that the following acquisitions shall not constitute a Change in Control:  (1) an acquisition by any such person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (2) any acquisition directly from Globalstar, including without limitation a public offering of securities, (3) any acquisition by Globalstar, (4) any acquisition by a trustee or other fiduciary under an employee benefit plan of Globalstar, or (5) any acquisition by an entity owned directly or indirectly by the stockholders of Globalstar in substantially the same proportions as their ownership of the voting securities of Globalstar.  The effective date of a Change of Control will be determined from the documents under which the Change of Control occurs.

(f)                                    Committee:  Has the meaning provided in Section 2.1(h) of the Plan.

(g)                                 Company:  Any applicable member of the Globalstar Group, as the context may require.

(h)                                 Current Award (Nos. 1, 2A, and 2B):  Has the meaning given to these terms in Section 4.1.1.

(i)                                     Disability:  Means the permanent and total disability of Participant, within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, and any applicable regulations or administrative guidelines promulgated thereunder.

(j)                                     Effective Date:  The date of this Award Agreement.

(k)                                  Fair Market Value:  Has the meaning provided in Section 2.1(h) of the Plan.

(l)                                     Fair Value of Services:  Total compensation (exclusive of compensation under this Award Agreement) that is at least equal to the compensation that Participant would be entitled to receive if employed on an arm’s length basis to perform the services for which Participant accepts ongoing employment by the Company after a Change of Control, but under no circumstances less than the salary, plus all benefits (exclusive of compensation under this Award Agreement) that Participant was receiving from the Company before the effective date of the Change of Control.

(m)                               Future Award (Nos. 1, 2, and 3):  Has the meaning given to these terms in Section 4.1.2.

(n)                                 Globalstar Group:  Globalstar and, at any time, all entities that are directly or indirectly owned or controlled by Globalstar.

(o)                                 Insider Trading Policy:  Globalstar’s written policy from time to time in effect pertaining to the sale, transfer, or other disposition of Globalstar’s equity securities by members of the Board, officers, or other employees who may possess material, non-public information regarding Globalstar, as in effect at the time of a disposition of any Shares.

(p)                                 Participant:  The individual whose name is set forth on the first page of this Award Agreement.

(q)                                 Plan:  The Globalstar, Inc. 2006 Equity Incentive Plan, approved by the Board of Directors and by the stockholders of Globalstar on July 12, 2006, as amended from time to time.

(r)                                    Restricted Stock Bonus:  Has the meaning provided in Section 2.1(mm) of the Plan.

(s)                                  Shares:  Shares of Stock that have been issued as Awards.

(t)                                    Stock:  Common stock of Globalstar, $0.0001 par value per share, as adjusted from time to time in accordance with Section 8.

(u)                                 Stock Exchange:  Any stock exchange registered under the Securities Exchange Act of 1934, including NASDAQ, on which Stock shall been registered as of an applicable Vesting Date.

(v)                                 Successor:  A successor to Globalstar as a result of any Change of Control transaction or series of transactions.

(w)                               Thermo:  Collectively, Globalstar Holdings LLC, a Delaware limited liability company, Globalstar Satellite, LP, and Thermo Funding Company, LLC, both organized under the laws of Colorado, and their respective Affiliates.

(x)                                   Trading Day:  Any day on which Stock shall be traded on a Stock Exchange.

(y)                                 Vested Shares:  Shares that were issued under this Award Agreement that have ceased to be subject to Globalstar’s reacquisition rights under Section 6.

(z)                                   Vesting:  The lapsing or other termination of both Participant’s possibility of forfeiture of the Awards to Globalstar and of Globalstar’s right to reacquire the Shares.

(aa)                            Vesting Conditions:  The conditions precedent to Vesting that are set forth in Section 4.2 and Section 5.

(bb)                          Vesting Date:  Any date, including an Annual Vesting Date, on which Awards, or any portion thereof, granted under this Award Agreement shall cease to be subject to forfeiture by Participant and/or reacquisition by Globalstar.

3.                                      OVERVIEW OF AGREEMENT

Globalstar agrees to grant to Participant Awards of Restricted Stock Bonus Awards under Section 4.1.  The Awards will be subject to satisfaction of Vesting Conditions under Section 4.2.  Globalstar will reacquire non-Vested Shares under Section 6 if at any time prior to Vesting Participant ceases to meet the eligibility requirements under Section 5 or attempts to transfer non-Vested Shares.  By signing this Award Agreement, Participant:  (a) acknowledges receipt of and represents that Participant has read and is familiar with this Award Agreement, the Plan, and a prospectus for the Plan in the form most recently filed with the U.S. Securities and Exchange Commission, (b) agrees to accept the Awards and Shares subject to all of the terms and conditions of this Award Agreement and the Plan, (c) except as otherwise expressly stated in this Award Agreement, agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Award Agreement or the Plan, and (d) agrees that Participant’s rights under the Globalstar Companies Designated Executive Incentive Compensation Memorandum shall terminate on the Effective Date of this Award Agreement.

4.                                      AWARDS

4.1.1                             Current Awards.

(i)                             On the Effective Date, Globalstar shall issue and Participant shall acquire, subject to this Award Agreement and applicable provisions of the Plan, a Restricted Stock Bonus equal to 71,499 Shares (“Current Award No. 1”).

(ii)                          Promptly after the Effective Date, Globalstar shall use its best efforts to cause sufficient Stock to be reserved under the Plan and duly registered on Form S-8 in accordance with the Rules of the Securities and Exchange Commission in order to be able to issue to Participant, subject to this Award Agreement and the applicable provisions of the Plan, a Restricted Stock Bonus equal to 285,987 Shares (“Current Award No. 2”).  Globalstar shall issue Current Award No. 2 to Participant, and Participant shall acquire the Shares, in two installments, one of 190,658 Shares on or about the Effective Date (Current Award 2A) and one of 95,329 Shares on or about January 9, 2008 (Current Award 2B).  The number of Shares issued shall be entered on Schedule 4.1 when issued, but failure to do so shall not impair validity of the issuance.

4.1.2                             Future Awards.  On each of the Annual Vesting Dates in 2008, 2009, and 2010, Globalstar shall issue and Participant shall acquire, subject to this Award Agreement and applicable provisions of the Plan, a Restricted Stock Bonus consisting of the number of Shares determined by dividing 750,000 by the Fair Market Value per share in dollars of the Stock on the last Trading Day that shall have occurred before the respective Annual Vesting Date (“Future Awards Nos. 1, 2, and 3”).  The number of Shares issued shall be entered on Schedule 4.1 when issued, but failure to do so shall not impair validity of the issuance.

4.1.3                             No Monetary Payment Required.  Participant is not required to make any monetary payment as a condition to receiving the Awards or the Shares.  The consideration for the Awards and the Shares shall be past services actually rendered to a Company or for its benefit.  Notwithstanding the foregoing, if required by applicable state corporate law, Participant shall pay to Globalstar consideration in the form of cash or past services rendered to a Company having a value not less than the par value of the Shares issued upon receipt of the Award.

4.1.4                             Issuance of Shares in Compliance with Law.  Issuance of Shares shall be subject to compliance with all applicable requirements of federal, state, or foreign law.  No Shares shall be issued at any time when issuance would constitute a violation by Globalstar of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any Stock Exchange or market system on which the Stock may then be listed.  The inability of Globalstar to obtain from any regulatory body having jurisdiction the authority, if any, deemed by Globalstar’s legal counsel to be necessary to the lawful issuance of any Shares under this Award Agreement shall toll Globalstar’s obligation to issue such Shares until such disability shall have been removed, and shall relieve Globalstar of any liability in respect of any resultant delay in issuance of Shares as to which such requisite authority shall not have been obtained.  As a condition to the issuance of the Shares, Globalstar may require Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by Globalstar.

4.1.5                             Compliance with Rule 16b-3.  The Awards subject to this Award Agreement have been approved by the Board of Directors in compliance with Rule 16b-3(d) promulgated under the Securities Exchange Act of 1934.

4.2                               Vesting.

4.2.1                             Current Award Vesting.  Subject to Sections 4.1.4, 4.2.3, 4.2.4, 4.2.5, and 5:

(i)                                     Thirty-three and one-third percent (33-1/3%) of the total number of Shares comprising Current Award No. 1 shall become Vested Shares on each of the Annual Vesting Dates in 2008, 2009, and 2010, and

(ii)                                  One hundred percent (100%) of the Shares comprising Current Award No. 2 shall become Vested Shares on the Annual Vesting Date in 2011.

4.2.2                             Future Award Vesting.  Subject to Sections 4.1.4, 4.2.3, 4.2.4, 4.2.5, and 5, all Future Awards Nos. 1, 2, and 3 shall be issued and become Vested Shares at the time they are issued on the respective Annual Vesting Dates in 2008, 2009, and 2010.

4.2.3                             Impact of Insider Trading Policy.  No Shares issued under this Award Agreement shall become Vested Shares on a date on which a sale of Shares by Participant or Participant’s beneficiaries or personal representatives would violate Globalstar’s Insider Trading Policy.  Vesting shall be deferred until the next day on which the sale would not violate the Globalstar Insider Trading Policy.

4.2.4                             Acceleration of Vesting in Event of Change of Control.  If Globalstar or stockholders holding, in the aggregate, more than fifty percent (50%) of the combined voting power of Globalstar’s then-outstanding securities entitled to vote generally in the election of Directors should enter into one or more final and binding agreements under which a Change of Control would occur before all Awards have been granted under Section 4.1 and have become Vested Shares under Section 4.2, then, (a) seven (7) Trading Days before the effective date of the Change of Control, subject to Section 4.1.4 all ungranted Awards shall be granted, and, (b) subject to Section 4.2.3 all Shares shall immediately become fully Vested Shares; provided, however, that in the event that the Awards are assumed or substituted by a Successor this Section 4.2.4 is expressly also made subject to the special rules set forth below.  In the event that the Successor does not assume or substitute the Awards, full acceleration of the grant and Vesting of the Awards under this Section 4.2.4 shall occur notwithstanding the employment of the Participant by the Company or the Successor following the effective date of the Change of Control.

(i)                                     If the transaction or event that results in the Change of Control includes a requirement that Participant remain employed by the Company or its successor for a period of up to, but not more than, twelve (12) months after the effective date of the Change of Control, then if Participant’s continued employment for the entire employment period would be for not less than Fair Value of Services, Participant agrees to accept the offered employment, and

Vesting of all Awards not vested on the effective date of the Change of Control will occur on the earlier of twelve (12) months following the effective date of the Change of Control or the termination of Participant’s employment by or at the request of the Company or its Successor.

(ii)                                  If the transaction or event that results in the Change of Control includes a requirement that Participant remain employed by the Company or a Successor for a period of in excess of twelve (12) months after the effective date of the Change of Control, then if Participant’s continued employment for the entire employment period would be for not less than Fair Value of Services, Participant will accept the offered employment; provided, however, that if the required period is in excess of 24 months, Participant need only offer to accept for 24 months.  In such event, Vesting of all Awards not Vested as of the effective date of the Change of Control shall occur to the extent of one-half of the Shares not then vested on the first anniversary of the effective date of the Change of Control, and Vesting of one-half of such Shares shall occur on the second anniversary of the effective date of the Change of Control; provided, however, that under no circumstances shall final Vesting occur later than the earliest of:  (i) the date of termination of Participant by or at the request of the Company or a Successor, (ii) 24 months after the effective date of the Change of Control, or (iii) the final Annual Vesting Date.

4.2.5                             Acceleration for Second Generation Constellation.  Subject to Sections 4.1.4, 4.2.3, and 5, granting and Vesting of all ungranted or non-vested Awards and Shares shall occur on the date that the Committee, acting in the exercise of its discretion, which shall not be withheld or delayed unreasonably, determines that not less than twenty-four (24) satellites of Globalstar’s “second generation constellation” have entered commercial service and are performing satisfactorily in carrying two-way voice and data, revenue capable, traffic.

5.                                      ELIGIBILITY REQUIREMENT AND EXCEPTIONS.

5.1                               General Rule.  Subject to the exceptions in Section 5.2, to be eligible for granting of Awards and/or Vesting of Shares, a Participant must be employed by the Company or a Successor on the applicable Grant Date and/or Vesting Date.  A Participant will forfeit all rights to future issuance and/or Vesting of Awards not then vested if, prior to a Vesting Date, Participant resigns from employment for any reason or Participant’s employment is terminated by the Company for any reason, regardless of whether termination is for the Company’s convenience or for Cause.

5.2                               Exceptions.  Subject only to limitations under Sections 4.1.4 and 4.2.3,

5.2.1                             Partial Vesting with Respect to Next Succeeding Annual Vesting Date.  If the Company terminates Participant for any reason other than for Cause before any Annual Vesting Date, Participant’s Award(s) that would have Vested on the applicable Annual Vesting Date (but not on any subsequent Annual Vesting Dates) shall be distributed and Vest pro rata on the date of Participant’s termination.  The pro rata share shall be determined by multiplying the Award by a fraction with (i) a numerator equal to the greater of (a) 12, or (b) 12 minus the number of whole months remaining until the applicable Annual Vesting Date, and (ii) a denominator of 12.  This exception shall not apply if the termination of employment is a voluntary termination or resignation by Participant.

5.2.2                             Termination within Six Months prior to a Change of Control.  In addition to Participant’s rights under Section 5.2.1, if the Company terminates Participant’s employment for any reason other than for Cause, and the effective date of a Change of Control occurs within six (6) months after the date of termination, then, notwithstanding Participant’s termination and in addition to Participant’s rights under Section 5.2.1, all of the unvested portion of the Current Awards shall be reinstated and Vesting of the reinstated Awards shall occur on the date that the Change of Control becomes effective.  On the same date, ungranted Future Awards shall be reinstated, applicable Shares shall be granted, and Vesting of these Shares shall occur, to the full extent that would have occurred in the event Participant had been employed at the time of the effective date of a Change of Control.  This exception shall not apply if the termination of employment was a voluntary termination or resignation by Participant.

5.2.3                             Termination Because of Death or Disability.  If a Participant’s employment terminates prior to the final Annual Vesting Date because of Participant’s death or Disability, Participant (or if applicable Participant’s duly qualified estate, personal representative, or designated beneficiary), shall be entitled to receive, as Vested Shares, all Shares that would have vested on the next Annual Vesting Date after the occurrence of death or Disability and notwithstanding the actual date of the applicable Annual Vesting Date, distribution shall be made on the date that is three (3) months after the date of death or Disability.  Rights under this Section 5.2.3 are in lieu of rights that Participant would have enjoyed under Sections 5.2.1 and 5.2.2.

5.2.4                             Tax Withholding.  If any of the exceptions in Section 5.2 applies, then, subject to Participant’s opportunity to determine the methodology of satisfying tax withholding obligations as set forth in Section 7.12 below, the Company shall satisfy tax withholding obligations as permitted under Section 14 of the Plan.

6.                                      COMPANY REACQUISITION RIGHT; ESCROW.

6.1                               Grant of Company Reacquisition Right.  Except as provided in Section 5.2, in the event that:  (i) Participant’s Service terminates for any reason or no reason, with or without Cause, (ii) the final date required for Vesting of an Award under Sections 4.2.1 or 4.2.2, as applicable, shall pass and Vesting shall not have occurred, or (iii) Participant, Participant’s legal representative, or other holder of Shares that are not Vested Shares, attempts to sell, exchange, transfer, pledge, or otherwise dispose of any Shares that are not vested, Globalstar or its designee shall automatically reacquire the affected Shares, and Participant shall not be entitled to any payment for the affected Shares.

6.2                               Establishment of Escrow.  Participant authorizes Globalstar to deposit all non-Vested Shares with Globalstar’s transfer agent to be held in book entry form, and Participant agrees to deliver to and deposit with the transfer agent each certificate, if any, evidencing the Shares and an “assignment separate from certificate” with respect to such book entry Shares and each such certificate duly endorsed (with date and number of shares blank) in a form satisfactory to the transfer agent, to be held by the agent under the terms and conditions of this Section 6.2 (the “Escrow”).  Upon the occurrence of a change under Section 8 in the character or amount of any outstanding Stock which is subject to the provisions of this Award Agreement, any and all new, substituted, or additional securities or other property to which Participant is entitled by reason of his or her ownership of the Shares that remain, subject to Section 6.1, shall immediately become subject to the Escrow to the same extent as the shares immediately before such event.  Globalstar shall bear the expenses of the Escrow.

6.3                               Delivery/Vesting of Shares Subject to Escrow.  Whenever Participant notifies Globalstar that Participant proposes to sell, exchange, transfer, pledge, or otherwise dispose of any Shares and whenever any of the non-Vested Shares subject to the Escrow become Vested, Globalstar shall promptly determine, in its discretion reasonably exercised, whether such occurrence would cause Globalstar automatically to reacquire such Shares pursuant to Section 6.1.  If automatic reacquisition is not applicable, Globalstar shall immediately confirm this fact to Participant and Participant may at Participant’s option deliver to Globalstar Participant’s check or other good funds in an amount sufficient for Globalstar to satisfy Globalstar’s tax withholding obligations arising from the occurrence.  Upon receipt of the funds, Globalstar shall notify Participant and give to the transfer agent a written notice directing the transfer agent to deliver such Shares in accordance with Participant’s instructions.  The transfer agent shall then deliver to Participant the Shares specified in such notice, and the Escrow shall terminate with respect to such Shares.

7.                                      TAX MATTERS.

7.1.1                                     Payment of Income Taxes.  If Participant does not deliver to Globalstar Participant’s good funds provided in 6.3, Participant hereby authorizes Globalstar to liquidate sufficient escrowed Shares to satisfy the federal, state, local, and foreign tax withholding obligations, if any, of the Company that arise in connection with any of the following clauses (i) through (v) (each a “Tax Event”):  (i) Vesting of the Shares, (ii) the transfer of Shares to Participant, (iii) the lapsing of any restriction with respect to any Shares, (iv) the filing of an election to recognize tax liability, or (v) the transfer by Participant of any Shares.  Liquidation shall be in accordance with procedures established by Globalstar providing for delivery by Participant to Globalstar or a broker approved by Globalstar of properly executed instructions, in a form approved by Globalstar, providing for the assignment to Globalstar of the proceeds of a sale with respect to some or all of the Shares becoming Vested Shares on a Vesting Date.

7.1.2                                     Alternate Means of Tax Payments.  Section 7.1.1 to the contrary notwithstanding, Participant shall be permitted to determine reasonable alternate methods by which the applicable income tax withholding obligations of the Company on a Tax Event shall be satisfied by Participant, such as payment under Section 6.2, directing withholding from other compensation payable to Participant by the Company or deduction from the Shares of stock issuable to a Participant upon the exercise or settlement of an Award, or tender to Globalstar of a number of whole shares of stock having a Fair Market Value equal to all or part of the applicable statutory minimum tax withholding obligations of the Company.  If Participant does so, Participant shall be deemed to have indemnified the Company against any penalties and/or additional tax obligation incurred by the Company in reliance on Participant having acted under this Section 7.1.2.

7.2                               Election under Section 83(b) of the Code.  Participant understands that Participant should consult with Participant’s tax advisor regarding the advisability of filing with the Internal Revenue Service an election under Section 83(b) of the Code, which must be filed no later than thirty (30) days after the date of the acquisition of the Shares pursuant to this Agreement.  Failure to file an election under Section 83(b), if appropriate, may result in adverse tax consequences to Participant.  Participant acknowledges that Participant has been advised to consult with a tax advisor regarding the tax consequences to Participant of the acquisition of Shares hereunder.  ANY ELECTION UNDER SECTION 83(b) PARTICIPANT WISHES TO MAKE MUST BE FILED NO LATER THAN 30 DAYS AFTER THE DATE ON WHICH PARTICIPANT ACQUIRES THE SHARES.  THIS TIME PERIOD CANNOT BE EXTENDED.  PARTICIPANT ACKNOWLEDGES THAT TIMELY FILING OF A SECTION 83(b) ELECTION IS PARTICIPANT’S SOLE RESPONSIBILITY, EVEN IF PARTICIPANT REQUESTS GLOBALSTAR OR ITS REPRESENTATIVE TO FILE SUCH ELECTION ON PARTICIPANT’S BEHALF.  Participant agrees to notify Globalstar in writing before Participant files an election pursuant to Section 83(b) of the Code.

7.3                                       Impact of Certain Tax Provisions.  It is the intention of the parties that the Awards under this Agreement comply with, and/or be exempt from, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, so that no adverse tax consequences will be imposed upon Participant under such Section at the time any Award vests.  The Plan is not intended to be a qualified plan under the Federal Employee Retirement Income Security Act.  Nothing in this Award Agreement or in the Plan shall be construed to be at variance with these intentions.

8.                                      ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

Subject to any required action by the stockholders, in the event of any change in the Stock effected without receipt of consideration by Globalstar, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of Globalstar, or in the event of payment of a dividend or distribution to the stockholders in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made by the Committee in the number and kind of shares subject to the Award, in order to prevent disproportionate dilution or enlargement of Participant’s rights under the Award.  For purposes of the foregoing, conversion of any convertible securities of Globalstar shall not be treated as “effected without receipt of consideration by Globalstar.”  Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number.  The Committee in its sole discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in capital structure of Globalstar or distributions as it deems appropriate.  The Committee’s determinations under this Section 8 shall be final, binding, and conclusive.

9.                                      RIGHTS AS A STOCKHOLDER, DIRECTOR, EMPLOYEE, OR CONSULTANT.

Participant shall have no rights as a Stockholder with respect to any Shares subject to any Award until the date of the issuance of a certificate for such Shares (as evidenced by the appropriate entry on the books of Globalstar or of a duly authorized transfer agent of Globalstar).  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 8.  Subject the provisions of this Agreement, Participant shall exercise all rights and privileges of a Stockholder with respect to Shares deposited in the Escrow pursuant to Section 6.  If Participant is an Employee, Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and Participant, or as otherwise required by applicable law, Participant’s employment is “at will” and is for no specified term.  Nothing in this Agreement shall confer upon Participant any right to continue in the service of a Company or interfere in any way with any right of the Company to terminate Participant’s service at any time.

10.                               LEGENDS.

Globalstar may at any time place legends referencing the Globalstar Reacquisition Right and any applicable federal, state, or foreign securities law restrictions on all certificates representing the Shares.  Participant shall, at the request of Globalstar, promptly present to Globalstar any and all certificates representing the Shares in the possession of Participant in order to carry out the provisions of this Section.  Unless otherwise specified by Globalstar, legends placed on such certificates may include, but shall not be limited to, the following:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS SET FORTH IN AN AWARD AGREEMENT BETWEEN THIS CORPORATION AND THE REGISTERED HOLDER, OR HIS PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION.

11.                               TRANSFERS IN VIOLATION OF AGREEMENT.

No Shares may be sold, exchanged, transferred, assigned, pledged, hypothecated, or otherwise disposed of, including by operation of law, in any manner which violates any of the provisions of this Agreement or applicable law and, in any event, until the date on which such shares become Vested Shares.  Any attempted disposition in contravention of the preceding sentence shall be void.  Globalstar shall not be required (i) to transfer on its books any Shares which will have been transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Shares will have been so transferred.  In order to enforce its rights under this Section, Globalstar shall be authorized to give a stop transfer instruction with respect to the Shares to Globalstar’s transfer agent.  The parties intend that this Agreement having been approved unanimously by the Board of Directors, Vested Shares shall be transferable upon Vesting under Rule 16b-3(d) promulgated under the Securities Exchange Act of 1934 as such Rule exists on the Effective Date.

12.                               MISCELLANEOUS PROVISIONS.

12.1                                Applicable Law.  This Award Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

12.2                                Construction.  Captions and titles in this Award Agreement are for convenience only and shall not affect the meaning or interpretation of any provision of this Award Agreement.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.  Neither party shall be deemed the drafter of this Award Agreement.

12.3                                Administration.  All questions of interpretation concerning this Award Agreement shall be determined by the Committee.  All determinations by the Committee shall be final and binding upon all persons having an interest in the Award.

12.4                                Termination or Amendment.  The Committee may terminate or amend the Plan or this Award Agreement at any time; provided, however, that no such termination or amendment may adversely affect Participant’s rights under this Award Agreement without the consent of Participant except to the limited extent that such termination or amendment is necessary to comply with applicable law or government regulation.  No amendment or addition to this Agreement shall be effective unless in writing signed by Globalstar and Participant.

12.5                                Transfer Rights.  Neither the Awards nor any right to acquire Shares pursuant to the Awards shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of Participant or Participant’s beneficiary.  All rights with respect to the Award shall be exercisable during Participant’s lifetime only by Participant or Participant’s guardian or legal representative.  Participant’s rights (if any) that survive Participant’s death may be transferred by will or by the laws of descent and distribution.

12.6                                Binding Effect.  This Award Agreement shall inure to the benefit of and be binding on the Successors and assigns of Globalstar and, subject to the restrictions on transfer in Section 12.5 shall be binding upon and inure to the benefit of Participant and Participant’s heirs, executors, administrators, successors, and assigns.

12.7                                Further Instruments.  The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Award Agreement.

12.8                                Delivery of Documents and Notices.  Except as otherwise expressly provided in this Award Agreement, any document relating to participation in the Plan or any notice required or permitted under this Award Agreement to be given to Participant shall be given in writing and shall be deemed effectively given (except to the extent that the Award Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the then-active Globalstar e-mail address, if any, provided for Participant, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to Participant at the address shown below Participant’s signature to this Award Agreement, or at such other address as Participant may designate by notice in writing from time to time to Globalstar.  Notices to any member of the Globalstar Group shall be given in the same manner, addressed to Globalstar’s “Chairman” at Globalstar’s Milpitas, California address.

12.9                                Beneficiary Designation.  Subject to local laws and procedures, Participant may file with Globalstar a written designation of a beneficiary who is to receive any benefit under the Plan and this Award Agreement to which Participant is entitled in the event of Participant’s death after the Shares have become Vested Shares and before Participant receives all of such benefit.  Each designation will revoke all prior designations by Participant, shall be in a form prescribed by Globalstar, and will be effective only when filed by Participant in writing with Globalstar during Participant’s lifetime.  If a married Participant designates a beneficiary other than Participant’s spouse, the effectiveness of such designation may be subject to the consent of Participant’s spouse.  If a Participant dies without an effective designation of a beneficiary who is living at the time of Participant’s death, Globalstar will deliver any remaining Vested Shares to Participant’s legal representative.

12.10                         Integrated Agreement.  This Award Agreement and the applicable provisions of the Plan (which need not be specifically and individually incorporated into or otherwise referenced in this Award Agreement) shall constitute the entire understanding and agreement of Participant and the Globalstar Group with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties among Participant and the Globalstar Group with respect to such subject matter other than those as set forth or provided for herein or therein.  To the extent contemplated herein or therein, the provisions of the Award Agreement and the Plan shall survive any settlement of the Awards and shall remain in full force and effect.

Agreed to as of                                2007.

Participant:

Printed Name:

Address:

GLOBALSTAR, INC.

By:
James Monroe III
Chairman and Chief Executive Officer

461 South Milpitas Blvd.
Milpitas, California 95035

SCHEDULE 4.1

SHARES AWARDED

Award No.	Date Awarded	Number of Shares
Current Award No. 1	Effective Date	71,499
Current Award No. 2A	Effective Date	190,658
Current Award No. 2B	January , 2008	95,329
Future Award No. 1	March , 2008
Future Award No. 2	March , 2009
Future Award No. 3	March , 2010